UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2016 (June 10, 2016)

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry Into a Material Definitive Agreement.

On June 10, 2016, 21st Century Oncology Holdings, Inc. (the “Company”) entered into an amendment and waiver (“Amendment No. 1”) to the Credit Agreement, dated as of April 30, 2015, among the Company, the Company’s subsidiary, 21st Century Oncology, Inc. (“21C”), the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents and arrangers named therein (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Amendment No. 1 waives through July 31, 2016 any default or event of default under the Credit Agreement for failure to timely provide audited annual financial statements and related reports and certificates for the year ended December 31, 2015 and quarterly financial statements and related reports and certificates for the quarter ended March 31, 2016 (the “Specified Deliverables”).

Additionally, Amendment No. 1 waives any cross-default that may arise under the Credit Agreement prior to or on July 31, 2016 as a result of a default or event of default under 21C’s indenture, dated April 30, 2015, relating to 21C’s 11.00% Senior Notes due 2023, which occurs as a result of the Company’s failure to timely deliver to the trustee under the indenture its annual report on Form 10-K for the year ended December 31, 2015 and its quarterly report on Form 10-Q for the quarter ended March 31, 2016.

Amendment No. 1 also amends the interest rates applicable to the loans under the Credit Agreement. Loans under the term loan credit facility, as amended, are subject to the following interest rates: (a) for loans which are Eurodollar loans, 6.00% per annum; and (b) for loans which are ABR loans, 5.00% per annum. Loans under the revolving credit facility, with respect to the Eurodollar loans or the ABR loans, as applicable, are determined on the basis of a pricing grid tied to 21C’s consolidated leverage ratio. Amendment No. 1 further provides that the interest rate applicable to the loans under the Credit Agreement increases in each case by 0.125% per annum as of July 1, 2016 in the event that 21C does not deliver the Specified Deliverables to the Administrative Agent by June 30, 2016.

The foregoing is a summary of Amendment No. 1 and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.		Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit Number	Description
10.1

Amendment No. 1 and Waiver, dated as of June 10, 2016, to the Credit Agreement, dated as of April 30, 2015, among 21st Century Oncology, Inc., 21st Century Oncology Holdings, Inc., the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other agents and arrangers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: June 13, 2016	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer